FOR FURTHER INFORMATION:
                              Michael W. McCarthy               Jane Ryan
                              VP- Corporate Communications      Account Director
                              Photronics, Inc.                  MCA
                              (203)775-9000                     (650)968-8900
                              mmccarthy@brk.photronics.com      jryan@mcapr.com


FOR IMMEDIATE RELEASE
    February 23, 2004


           PHOTRONICS ANNOUNCES RESIGNATION OF CHIEF EXECUTIVE OFFICER


        BROOKFIELD, Connecticut February 23, 2004 -- Photronics, Inc. (Nasdaq:PLAB), the world's leading sub-wavelength reticle solutions supplier, today announced the resignation of Dan Del Rosario, the Company's Chief Executive Officer. Mr. Del Rosario, who had also served on the Company's Board of Directors, will resign both positions effective immediately in order to pursue other personal interests.

        Constantine "Deno" Macricostas, Chairman, will assume the additional responsibilities of the Company's Chief Executive Officer until a successor for Mr. Del Rosario has been named. A search for that person has already begun. The Company's Board of Directors will be evaluating internal candidates, as well as potential candidates from outside Photronics. Mr. Macricostas commented, "Dan has played many important roles in helping Photronics to expand geographically and technologically. His contributions to creating value for our customers and opportunity for both our employees and shareholders are appreciated. We wish him well in his new pursuits."

        Mr. Macricostas added, "Photronics' long-term strategy remains unchanged. The Company's Board and management team will continue building on its strategic competitive position with the goal of capitalizing on opportunities in Asia, Europe and North America. As our first quarter results demonstrate, our entire global team is committed to strengthening our organization and to the continuous improvement of our already strong financial position. I am confident that as the current cyclical upturn gathers additional momentum, Photronics' ability to deliver the innovative reticle technology and service solutions will be the key to creating shareholder value for our investors."


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PHOTRONICS ANNOUNCES RESIGNATION OF CEO.................................PAGE TWO

Photronics is a leading worldwide manufacturer of photomasks. Photomasks are high precision quartz plates that contain microscopic images of electronic circuits. A key element in the manufacture of semiconductors, photomasks are used to transfer circuit patterns onto semiconductor wafers during the fabrication of integrated circuits. They are produced in accordance with circuit designs provided by customers at strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the Company can be accessed at www.photronics.com.

Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this release are considered "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. In particular, any statement contained in this release regarding the consummation and benefits of future acquisitions, expectations with respect to future sales, financial performance, operating efficiencies and product expansion, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company. These factors may cause actual results, performance or achievements to differ materially from anticipated results, performances or achievements. Factors that might affect such forward looking statements include, but are not limited to, overall economic and business conditions; the demand and receipt of orders for the Company's products; competitive factors in the industries and geographic markets in which the Company competes; changes in federal, state and foreign tax requirements (including tax rate changes, new tax laws and revised tax law interpretations); the Company's ability to place new equipment in service on a timely basis; interest rate fluctuations and other capital market conditions, including foreign currency rate fluctuations; economic and political conditions in international markets; the ability to obtain a new bank facility or other financings; the ability to achieve anticipated synergies and other cost savings in connection with acquisitions and productivity programs; the timing, impact and other uncertainties of future acquisitions and investments; the seasonal and cyclical nature of the semiconductor industry; the availability of capital; management changes; damage or destruction to our facilities by natural disasters, labor strikes, political unrest or terrorist activity; the ability to fully utilize its tools; the ability of the Company to receive desired yields, pricing, product mix, and market acceptance of its products; changes in technology; and other risks and uncertainties set forth in the Company's SEC filings from time to time. Any forward-looking statements should be considered in light of these factors. The Company assumes no obligation to update the information in this release.

CyberMask is a trademark of Photronics, Inc.




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